                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)  [ ]

--------------------------------------------------------------------------------


                               LTCB TRUST COMPANY
--------------------------------------------------------------------------------
              (Exact name of trustee as specified in its character)

          New York State                            13-3191890
--------------------------------------------------------------------------------
(Jurisdiction of incorporation or               (I.R.S. Employer
organization if not a U.S. national bank)    Indentification Number)

     165 Broadway  New York, N.Y.                      10006
--------------------------------------------------------------------------------
(Address of principal executive offices)             (Zip code)

          LTCB Trust Company 165 Broadway New York, N.Y. 10006
          Corporate Trust Administration  47th Floor
          Attn: Barbara Bevelaqua, Vice President           (212) 335-4901
                Lisa Karlsen, Assistant Vice President      (212) 335-4899

--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

--------------------------------------------------------------------------------



                                  CONSECO, INC.

--------------------------------------------------------------------------------
               (Exact name of obligor as specified in its charter)

          INDIANA                                      35-1468632
--------------------------------------------------------------------------------
(State or other jurisdiction of         (I.R.S. Employer Indentification Number)
incorporation or organization)

11825 N. PENNSYLVANIA STREET
CARMEL, INDIANA                                             46032
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip code)


                             SENIOR DEBT SECURITIES
--------------------------------------------------------------------------------
                       (Title of the indenture securities)

ITEM 1.   GENERAL INFORMATION

FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

a) Name and address of each examining or supervising authority to which it is subject:

     Superintendent of Banks       Federal Reserve Bank of New York (District 2)
     State of New York             33 Liberty Street
     Albany, New York              New York, N.Y.  10045

     Federal Deposit Insurance Corporation
     550 17th Street, N.W.
     Washington, D.C.  20429

b)   Whether it is authorized to exercise corporate trust powers:
     The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR

IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH AFFILIATION:

     The obligor is not an affiliate of the trustee.

ITEM 16.  LIST OF EXHIBITS

EXHIBIT I

     A copy of the authorization certificate of LTCB Trust Company as well as supplemental and related documents now in effect, which contain the authority to commence business and a grant of powers to said LTCB Trust Company to exercise corporate trust powers. **

EXHIBIT II

     A copy of the existing By-Laws of LTCB Trust Company. **

EXHIBIT III

     The consent of the trustee as required by Section 321(b) of the Act.

EXHIBIT IV

     A copy of the latest published report of condition of the trust issued as at September 30, 1995.

**Exhibits I and II are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of LTCB Trust Company, filed as
Exhibit 21.5 to the Registration Statement on Form S-1 of ALHC Merger Corporation, filed with the Securities and Exchange Commission on September 12, 1994 (Registration No. 33-81858).

                                    SIGNATURE





Pursuant to the requirements of the Trust Indenture Act of 1939, as amended by The Trust Indenture Reform Act of 1990, the trustee, LTCB Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 28th day of December, 1995.



                                   LTCB Trust Company





                              By:  /s/ Barbara Bevelaqua
                                   ------------------------
                                   Barbara Bevelaqua
                                   Vice President

                                                                     EXHIBIT III







                 AUTHORIZATION AND CONSENT OF LTCB TRUST COMPANY
                      REQUIRED BY SECTION 321(b) OF THE ACT


LTCB Trust Company hereby authorizes and consents that any reports, records, or other available information in the possession of the Board of Governors of the Federal Reserve System, the New York Federal Reserve Board, the New York State Banking Department and the Federal Deposit Insurance Corporation be furnished by such authorities to the Securities and Exchange Commission (SEC) upon request therefore, in connection with the SEC's acting upon form T-1 and Exhibits filed with it by LTCB Trust Company to establish its eligibility and qualification under the Trust Indenture Act of 1939 (as amended by the Trust Indenture Reform Act of 1990) to be designated as trustee under the indenture to be executed in connection with the issuance by Conseco, Inc. of its SENIOR DEBT SECURITIES IN A SERIES.

December 28, 1995                       /s/ Barbara Bevelaqua
------------------                      -------------------------
Dated                                   Barbara Bevelaqua
                                        Vice President

LTCB TRUST COMPANY      Call Date: 09/30/95      ST-BK:36-5259        FFIEC 031
165 BROADWAY                                                          Page RI-1
NEW YORK, NY 10006      Vendor ID:D              Cert: 25822
                                                                           3
Transit Number 00000031
                   TRANSMITTED TO EDS AS 0060867 ON 10/27/95 at 09:42:31 CST

CONSOLIDATED REPORT OF INCOME
FOR THE PERIOD JANUARY 1, 1995 - SEPTEMBER 30, 1995

ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.

SCHEDULE RI - INCOME STATEMENT

                                                                                                                 I480
                                                                                                           Dollar Amounts in Th
-------------------------------------------------------------------------------------------------------------------------------
1. Interest Income:
   a. Interest and fee income on loans:
      (1) In domestic offices:
          (a) Loans secured by real estate...................................................RIAD 4011    9,959    1.a.1.a
          (b) Loans to depository institutions...............................................RIAD 4019        0    1.a.1.b
          (c) Loans to finance agricultural production and other loans to farmers............RIAD 4024        0    1.a.1.c
          (d) Commercial and industrial loans................................................RIAD 4012   41,161    1.a.1.d
          (e) Acceptances of other banks.....................................................RIAD 4026        0    1.a.1.e
          (f) Loans to individuals for household, family, and other personal expenditures:
              (1) Credit cards and related plans.............................................RIAD 4054        0    1.a.1.f.1
              (2) Other......................................................................RIAD 4055        0    1.a.1.f.2
          (g) Loans to foreign governments and official institutions.........................RIAD 4056        0    1.a.1.g
          (h) Obligations (other than securities and leases) of states and political subdivisions in the U.S.:
              (1) Taxable obligations........................................................RIAD 4503        0    1.a.1.h.1
              (2) Tax-exempt obligations.....................................................RIAD 4504      258    1.a.1.h.2
          (i) All other loans in domestic offices............................................RIAD 4058      994    1.a.1.i
      (2) In foreign offices, Edge and Agreement subsidiaries, and IBFs......................RIAD 4059        0    1.a.2
   b. Income from lease financing receivables:
      (1) Taxable leases.....................................................................RIAD 4505    1,269    1.b.1
      (2) Tax-exempt leases..................................................................RIAD 4307        0    1.b.2
   c. Interest income on balances due from depository institutions: (1)
      (1) In domestic offices................................................................RIAD 4105      743    1.c.1
      (2) In foreign offices, Edge and Agreement subsidiaries, and IBFs......................RIAD 4106        0    1.c.2
   d. Interest and dividend income on securities:
      (1) U.S. Treasury securities and U.S. Government agency and corporation obligations....RIAD 4027    4,539    1.d.1
      (2) Securities issued by states and political subdivisions in the U.S.:
          (a) Taxable securities.............................................................RIAD 4506        0    1.d.2.a
          (b) Tax-exempt securities..........................................................RIAD 4507      355    1.d.2.b
      (3) Other domestic debt securities.....................................................RIAD 3657    1,086    1.d.3
      (4) Foreign debt securities............................................................RIAD 3658        0    1.d.4
      (5) Equity securities (including investments in mutual funds)..........................RIAD 3659        0    1.d.5
   e. Interest income from trading assets....................................................RIAD 4069        0    1.e

-------------
(1) Includes interest income on time certificates of deposits not held for trading.

LTCB TRUST COMPANY      Call Date: 09/30/95      ST-BK:36-5259        FFIEC 031
165 BROADWAY                                                          Page RI-2
NEW YORK, NY 10006      Vendor ID:D              Cert: 25822
                                                                           3
Transit Number 00000031
                   TRANSMITTED TO EDS AS 0060867 ON 10/27/95 at 09:42:31 CST

SCHEDULE RI - CONTINUED

                                                                                                                Dollar Amounts in Th
------------------------------------------------------------------------------------------------------------------------------------
 1. Interest income (continued)                                                        Year-to-date
    f. Interest income on federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and
       of its Edge and Agreement subsidiaries, and in IBFs.................RIAD 4020      1,031                            1.f
    g. Total interest income (sum of items 1.a through 1.f)................RIAD 4107     61,395                            1.g
 2. Interest expense:
    a. Interest on deposits:
       (1) Interest on deposits in domestic offices:
           (a) Transaction accounts (NOW accounts, ATS accounts, and
               telephone and preauthorized transfer accounts)..............RIAD 4508          0                            2.a.1.a
           (b) Nontransaction accounts:
               (1) Money market deposit accounts (MMDAs)...................RIAD 4509          0                            2.a.1.b.1
               (2) Other savings deposits..................................RIAD 4511          0                            2.a.1.b.2
               (3) Time certificates of deposit of $100,000 or more........RIAD 4174      2,593                            2.a.1.b.3
               (4) All other time deposits.................................RIAD 4512          9                            2.a.1.b.4
       (2) Interest on deposits in foreign offices, Edge and
           agreement subsidiaries, and IBFs................................RIAD 4172     30,259                            2.a.2
    b. Expense of federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
       Edge and Agreement subsidiaries, and in IBFs........................RIAD 4180        446                            2.b
    c. Interest on demand notes issued to the U.S. Treasury, trading
       liabilities, and on other borrowed money............................RIAD 4185      9,038                            2.c
    d. Interest on mortgage indebtedness and obligations under
       capitalized leases..................................................RIAD 4072          0                            2.d
    e. Interest on subordinated notes and debentures.......................RIAD 4200         35                            2.e
    f. Total interest expense (sum of items 2.a through 2.e)...............RIAD 4073     42,380                            2.f
 3. Net interest income (item 1.g minus 2.f).......................................................RIAD 4074     19,015    3.
 4. Provisions:
    a. Provision for loan and lease losses.........................................................RIAD 4230     (2,812)   4.a
    b. Provision for allocated transfer risk.......................................................RIAD 4243          0    4.b
 5. Noninterest income:
    a. Income from fiduciary activities....................................RIAD 4070      5,107                            5.a
    b. Service charges on deposit accounts in domestic offices.............RIAD 4080          0                            5.b
    c. Trading gains (losses) and fees from foreign exchange transactions..RIAD 4075          0                            5.c
    d. Other foreign transaction gains (losses)............................RIAD 4076          0                            5.d
    e. Other gains (losses) and fees from trading assets and liabilities...RIAD 4077          0                            5.e
    f. Other noninterest income:
       (1) Other fee income................................................RIAD 5407      4,330                            5.f.1
       (2) All other noninterest income *..................................RIAD 5408         77                            5.f.2
    g. Total noninterest income (sum of items 5.a through 5.f)......................................RIAD 4079     9,514    5.g
 6. a. Realized gains (losses) on held-to-maturity securities.......................................RIAD 3521        62    6.a
    b. Realized gains (losses) on available-for-sale securities.....................................RIAD 3196       104    6.b
 7. Noninterest expense:
    a. Salaries and employee benefits......................................RIAD 4135      5,090                            7.a
    b. Expenses of premises and fixed assets (net of rental income)
       (excluding salaries and employee benefits and mortgage interest)....RIAD 4217      2,611                            7.b
    c. Other noninterest expense *.........................................RIAD 4092      2,480                            7.c
    d. Total noninterest expense (sum of items 7.a through 7.c).....................................RIAD 4093    10,181    7.d
 8. Income (loss) before income taxes and extraordinary items and other adjustments (item 3 plus or minus items 4.a, 4.b, 5.g, 6.a, 6.b,
    and 7.d)........................................................................................RIAD 4301    21,326    8.
 9. Applicable income taxes (on item 8).............................................................RIAD 4302     9,816    9.
10. Income (loss) before extaordinary items and other adjustments (item 8
    minus 9)........................................................................................RIAD 4300    11,510   10.

----------
* Describe on Schedule RI-E - Explanations.

LTCB TRUST COMPANY      Call Date: 09/30/95      ST-BK:36-5259        FFIEC 031
165 BROADWAY                                                          Page RI-3
NEW YORK, NY 10006      Vendor ID:D              Cert: 25822
                                                                           5
Transit Number 00000031
                   TRANSMITTED TO EDS AS 0060867 ON 10/27/95 at 09:42:31 CST

SCHEDULE RI - CONTINUED

                                                                                                                Dollar Amounts in Th
------------------------------------------------------------------------------------------------------------------------------------
11. Extraordinary items and other adjustments:                                         Year-to-date
    a. Extraordinary items and other adjustments, gross of income taxes *..RIAD 4310          0                            11.a
    b. Applicable income taxes (on item 11.a) *............................RIAD 4315          0                            11.b
    c. Extraordinary items and other adjustments, net of income taxes
       (item 11.a minus 11.b).......................................................................RIAD 4320         0    11.c
12. Net income (loss) (sum of items 10 and 11.c)....................................................RIAD 4340    11,510    12.


MEMORANDA

                                                                                                                 I480
                                                                                                    Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
1. Interest expense incurred to carry tax-exempt securities, loans, and leases acquiried on                  Year-to-date
   August 7, 1986, that is not deductible for federal income tax purposes...........................RIAD 4513         0    M.1
2. Income from the sale and servicing of mutual funds and annuities in domestic
   offices (included in Schedule RI, item 8)........................................................RIAD 8431         0    M.2
3. Estimated foreign tax credit included in applicable income taxes, items 9 and 11.b above.........RIAD 4309         0    M.3
4. To be completed only by banks with $1 billion or more in total assets:
   Taxable equivalent adjustment to "Income (loss) before income taxes and extraordinary
   items and other adjustments" (item 8 above)......................................................RIAD 1244       552    M.4
5. Number of full-time equivalent employees on payroll at end of current period (rounded to                    Number
   nearest whole number)............................................................................RIAD 4150        51    M.5
6. Not applicable
7. If the reporting bank has restated its balance sheet as a result of applying push d                         MM DD YY
   accounting this calendar year, report the date of the bank's acquisition.........................RIAD 9105       N/A    M.7
8. Trading revenue (from cash instruments and off-balance sheet derivative instruments)
   (included in Schedule RI, items 5.c and 5.e):
   a. Interest rate exposures.......................................................................RIAD 8757         0    M.8.a
   b. Foreign exchange exposures....................................................................RIAD 8758         0    M.8.b
   c. Equity security and index exposures...........................................................RIAD 8759         0    M.8.c
   d. Commodity and other exposures.................................................................RIAD 8760         0    M.8.d
9. Impact on income of off-balance sheet derivatives held for purposes other than trading:
   a. Net increase (decrease) to interest income....................................................RIAD 8761         0    M.9.a
   b. Net (increase) decrease to interest expense...................................................RIAD 8762     3,121    M.9.b
   c. Other (noninterest) allocations...............................................................RIAD 8763         0    M.9.c

--------------
* Described on Schedule RI-E - Explanations.

LTCB TRUST COMPANY      Call Date: 09/30/95      ST-BK:36-5259        FFIEC 031
165 BROADWAY                                                          Page RC-1
NEW YORK, NY 10006      Vendor ID:D              Cert: 25822
                                                                           11
Transit Number 00000031
                   TRANSMITTED TO EDS AS 0060867 ON 10/27/95 at 09:42:31 CST

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1995

ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE INDICATED, REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY OF THE QUARTER.

SCHEDULE RC - BALANCE SHEET

                                                                                                                           C400
                                                                                                              Dollar Amounts in Th
----------------------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin (1)..................................RCFD 0081        33,624      1.a
    b. Interest-bearing balances (2)...........................................................RCFD 0071         7,616      1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)..............................RCFD 1754         9,509      2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)............................RCFD 1773       104,951      2.b
 3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds sold......................................................................RCFD 0276         9,000      3.a
    b. Securities purchased under agreements to resell.........................................RCFD 0277             0      3.b
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule RC-C)....RCFD 2122    986,357                                4.a
    b. LESS: Allowance for loan and lease losses........................RCFD 3123     21,448                                4.b
    c. LESS: Allocated transfer risk reserve............................RCFD 3128          0                                4.c
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c).....................................RCFD 2125       964,909      4.d
 5. Trading assets (from Schedule RC-D)........................................................RCFD 3545             0      5.
 6. Premises and fixed assets (including capitalized leases)...................................RCFD 2145         2,585      6.
 7. Other real estate owned (from Schedule RC-M)...............................................RCFD 2150         6,501      7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)...RCFD 2130             0      8.
 9. Customers' liability to this bank on acceptances outstanding...............................RCFD 2155             0      9.
10. Intangible assets (from Schedule RC-M).....................................................RCFD 2143             0     10.
11. Other assets (from Schedule RC-F)..........................................................RCFD 2160        17,704     11.
12. Total assets (sum of items 1 through 11)...................................................RCFD 2170     1,156,399     12.

------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

LTCB TRUST COMPANY      Call Date: 09/30/95      ST-BK:36-5259        FFIEC 031
165 BROADWAY                                                          Page RC-2
NEW YORK, NY 10006      Vendor ID:D              Cert: 25822
                                                                          12
Transit Number 00000031
                   TRANSMITTED TO EDS AS 0060867 ON 10/27/95 at 09:42:31 CST

SCHEDULE RC - CONTINUED

                                                                                                              Dollar Amounts in Th
----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,
       part I).................................................................................RCON 2200       136,873     13.a
       (1) Noninterest-bearing (1)......................................RCON 6631     38,480                               13.a.1
       (2) Interest-bearing.............................................RCON 6636     98,393                               13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
       Schedule RC-E, part II).................................................................RCFN 2200       599,130     13.b
       (1) Noninterest-bearing..........................................RCFN 6631          0                               13.b1
       (2) Interest-bearing.............................................RCFN 6636    599,130                               13.b2
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased.................................................................RCFD 0278             0     14.a
    b. Securities sold under agreements to repurchase..........................................RCFD 0279             0     14.b
15. a. Demand notes issued to the U.S. Treasury................................................RCON 2840             0     15.a
    b. Trading liabilities (from Schedule RC-D)................................................RCFD 3548             0     15.b
16. Other borrowed money:
    a. With original maturity of one year or less..............................................RCFD 2332        47,500     16.a
    b. With original maturity of more than one year............................................RCFD 2333       160,748     16.b
17. Mortgage indebtedness and obligations under capitalized leases.............................RCFD 2910             0     17.
18. Bank's liability on acceptances executed and outstanding...................................RCFD 2920             0     18.
19. Subordinated notes and debentures..........................................................RCFD 3200        50,000     19.
20. Other liabilities (from Schedule RC-G).....................................................RCFD 2930        30,318     20.
21. Total liabilities (sum of items 13 through 20).............................................RCFD 2948     1,024,569     21.

22. Limited-life preferred stock and related surplus...........................................RCFD 3282             0     22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus..............................................RCFD 3838             0     23.
24. Common stock...............................................................................RCFD 3230        52,250     24.
25. Surplus (exclude all surplus related to preferred stock)...................................RCFD 3839        52,750     25.
26. a. Undivided profits and capital reserves..................................................RCFD 3632        25,162     26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities..................RCFD 8434         1,668     26.b
27. Cumulative foreign currency translation adjustments........................................RCFD 3284             0     27.
28. Total equity capital (sum of items 23 through 27)..........................................RCFD 3210       131,830     28.
29. Total liabilities, limited-life preferred stock, and equity capital
    (sum of items 21, 22, and 28)..............................................................RCFD 3300     1,156,399     29.
Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the
   most comprehensive level of auditing work performed for the bank by independent                           Number
   auditors as of any date during 1994.........................................................RCFD 6724           N/A     M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

--------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.